UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2023

KKR Infrastructure Conglomerate LLC
(Exact name of registrant as specified in its charter)

Delaware	000-56484	92-0477563
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Hudson Yards, New York, NY	10001
(Address of principal executive offices)	(Zip Code)

(212) 750-8300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Management Agreement

On May 26, 2023, KKR Infrastructure Conglomerate LLC (the “Company”) entered into a Management Agreement (the “Management Agreement”) with KKR DAV Manager LLC (the “Manager”).

A description of the Management Agreement was included under “Item 1. Business—Management Agreement” of Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form 10, filed with the Securities and Exchange Commission (the “SEC”) on February 3, 2023. Such description is incorporated by reference herein, except that the Management Agreement has been subsequently updated to reflect, among other things, (i) the adoption of the Company’s Class S, Class D, Class U, Class I, Class R, Class R-D and Class F Share Repurchase Plan, effective as of April 28, 2023 (the “Share Repurchase Plan”), (ii) certain updates to the notice periods and circumstances under which the Company may terminate the Management Agreement and (iii) certain updates to the indemnification provisions therein.

Each of KKR DAV Manager LLC, the Company’s Manager, and KKR Group Assets Holdings III L.P., the Company’s Class G Member, is an indirect subsidiary of KKR & Co. Inc.

The foregoing summary description of the Management Agreement does not purport to be complete and is qualified in its entirety by reference to the Management Agreement, a copy of which is included as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Second Amended and Restated Limited Liability Company Agreement

On May 26, 2023, the Company executed its Second Amended and Restated Limited Liability Company Agreement (the “Second A&R LLCA”), which amended and restated the Company’s Amended and Restated Limited Liability Company Agreement, dated as of October 25, 2022.

A description of the Second A&R LLCA was included under “Item 11. Description of Registrant’s Securities to be Registered—Summary of the LLC Agreement” of Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form 10, filed with the SEC on February 3, 2023. Such description is incorporated by reference herein, except that the Second A&R LLCA has been subsequently updated to reflect, among other things, (i) the addition of Class R-D Shares (as described in further detail below), (ii) the adoption of the Share Repurchase Plan, (iii) certain updates to the duties, responsibilities and composition of the Company’s Repurchase Committee, (iv) certain updates to the composition of the Company’s Board of Directors (the “Board”), (v) certain updates relating to tax allocations and (vi) certain updates to the conflict of interest and indemnification provisions therein.

Class R-D Shares

Class R-D Shares have equal rights and privileges with the Company’s Class S, Class D, Class U, Class I and Class R Shares, except that Class S Shares pay a sales load and dealer manager fee, Class S and Class U Shares pay a distribution fee, Class R and Class I Shares do not pay a servicing fee and Class U, Class R-D and Class R Shares pay a lower management fee rate.

Class R-D Shares are not entitled to nominate, remove or participate in the appointment of directors of the Company.

Each Class R-D Share held by a shareholder shall automatically and without any action on the part of the shareholder, the Board or any other person thereof convert into a number of Class D Shares equal to the number of Class R-D Shares held by such shareholder multiplied by the Class R-D Conversion Rate (defined below) if the aggregate amount of shares held or subscribed for by holders of shares in connection with a specific intermediary is less than $100 million after the 12-month period following the Initial Offering (as defined in the Second A&R LLCA). “Class R-D Conversion Rate” means a fraction, the numerator of which is the net asset value (“NAV”) per share of Class R-D Shares and the denominator of which is the NAV per share of Class D Shares.

The foregoing summary description of the Second A&R LLCA does not purport to be complete and is qualified in its entirety by reference to the Second A&R LLCA, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

1.1	Management Agreement
3.1	Second Amended and Restated Limited Liability Company Agreement
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR Infrastructure Conglomerate LLC

By:	/s/ Jason Carss
Name:	Jason Carss
Title:	General Counsel & Secretary

Date:	May 26, 2023